Exhibit 99.6

Carroll Smith Joins River Hawk Aviation Board of Directors

TRAVERSE CITY, MI, Apr 02, 2007 (MARKET WIRE via COMTEX) -- River Hawk Aviation, Inc. (OTCBB: RHWA) announced today that Carroll Smith has agreed to join its Board of Directors. Mr. Smith is a 50 year veteran of the aviation industry and currently serves as the President of Profile Aviation Center, Inc. and Profile Aviation Services, Inc. of North Carolina. Previous to this, Mr. Smith has held positions varying from flight operations director, to vice presidencies of maintenance, pilot and chief pilot, and lead mechanic.

Profile Aviation Center, Inc. is a full service fixed base operator at Hickory Regional Airport of Hickory, North Carolina and provides aircraft parking, tie down, hangar, fueling, aircraft rental and training, and aircraft charter. Profile Aviation Center's maintenance facility operates as an FAA approved repair station to service and maintain single and multi engine piston powered aircraft as well as single and multi engine turbine and jet aircraft.

Profile Aviation Services, Inc. owns and/or manages 5 King Air 200s, 2 Beech 1900s, a King Air 350, a Citation II and a Beech jet 400. These aircraft are also leased to corporate clients and contracted with several NASCAR teams and drivers.

Calvin Humphrey, CEO of River Hawk, commented as follows, "I am pleased that Carroll Smith has agreed to join our Board. His aviation experience and insight are highly regarded and will be very valuable to the Board and the Company."

About River Hawk Aviation, Inc.

River Hawk Aviation, Inc. is an aviation parts and components supplier in the aviation industry, currently specializing in Saab and other commuter aircraft parts and components as well as a provider of consulting services, marketing and appraisals to the aviation community. At present, the Company maintains executive offices in Michigan.

The Company also focuses of the formation and development of airlines along with the acquisition of aviation-related operating businesses and airlines that displayed potential for restructuring into profitable and sustainable aviation-related growth concerns. The Company owns two developmental-stage airline carriers in regional markets from hubs in Puerto Rico and Santo Domingo, Dominican Republic. Our hub in Puerto Rico is maintained through our subsidiary Eastern Caribbean Airlines Corporation and our hub in Santo Domingo is maintained through our subsidiary interest in Viva Air Dominicana, S.A. The Company has recently announced a plan to merge these Caribbean subsidiaries with a U.S. transportation company and subsequently spin the merged companies out to its shareholders. This plan remains in effect.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("the Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements which are based upon certain assumptions and describe future plans, strategies and expectations, are generally identifiable by the use of words as "believe," "expect," "intend," "anticipate," "project," or other similar expressions. These forward-looking statements relate to, among other things, future performance, and perceived opportunities in the market and statements regarding the Company's mission and vision. The Company's actual results, performance and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements.

Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) managing acquisitions and expansion of operations; (2) our ability to obtain necessary financing and to manage existing debt; (3) the risks inherent in the investigation, involvement and acquisition of a new business opportunity; (4) our ability to successfully complete financing and due diligence under the River Hawk Asset Purchase Agreement; (5) the Company's ability to comply with federal, state and local government and international regulations; and (6) other factors over which we have little or no control. Further information on potential factors that could affect Viva International, Inc. is found in the Company's Form 10-K and other documents filed with the U. S. Securities and Exchange Commission.

Contact:
River Hawk Aviation, Inc.
(231) 946-4343